NEWS RELEASE
Silver Star Properties REIT provides important update to shareholders regarding, among others, Maryland and Harris County Litigations, timelines for completing financial filings, and resumption of Distributions

Houston – October 30th, 2024 – Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”), a self-managed real estate investment trust currently repositioning into the self-storage asset class, is providing an update to the shareholders regarding the Maryland and Harris County litigation cases, timelines for completed financial filings and resumption of distributions.

The Company directs you to hear a message directly from its CEO. This important message provides crucial updates for all shareholders. The State of the Company podcast is currently available on our website at: www.silverstarreit.com/CEOGHaddock10302024
Please make sure you watch the current video dated as of October 30, 2024, and all prior videos.
The transcript of the podcast will be filed with the filing of our Form 8-K and placed on our website.
Contact:
Investor Relations
investorrelations@silverstarreit.com
1-877-734-8876
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission (“the SEC”), particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this Press Release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.